Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:

Tom Morabito, VP, Investor Relations	Cam Potts, VP, Communications
470-607-5567	651-233-7735
tom.morabito@deluxe.com	cameron.potts@deluxe.com

DELUXE REPORTS THIRD QUARTER 2021 RESULTS;
DECLARES REGULAR DIVIDEND;
AFFIRMS 2021 OUTLOOK

•Third quarter revenue increased 21.1%; up 2.3% excluding contribution from First American
•Solid growth in Payments, Cloud, and Promotional Solutions
•First American continues to exceed expectations with cross-selling initiatives well underway
•Declared regular quarterly dividend

Minneapolis, Minn. – November 4, 2021 – Deluxe (NYSE: DLX), a Trusted Payments and Business Technology™ company, today reported operating results for its third quarter ended September 30, 2021.

“The scale of our Payments business now rivals our legacy Check business, confirming Deluxe is a Payments company. Our One Deluxe go-to-market strategy is working across all our businesses, providing full company organic growth during the third quarter. We are well-positioned to deliver on the fourth quarter and drive momentum into 2022,” said Barry McCarthy, President and CEO of Deluxe. “We are particularly encouraged by the performance of recently acquired First American, as well as our payroll and digital payments businesses. Cloud Solutions also performed well, improving 9% year-over-year, Promotional Solutions experienced growth and Checks’ rate of decline was better than long-term industry trends."

“We are pleased with our third quarter results which were in-line with expectations, and, as anticipated, were impacted by lingering Covid impacts, inflation and other macroeconomic factors,” said Scott Bomar, Senior Vice President and Chief Financial Officer of Deluxe. “As a reminder, last year's third quarter was positively impacted by Covid-related cost savings initiatives, and other one-time items. We have continued to effectively manage costs during the period while continuing to deliver sales growth. We expect to see improvements in free cash flow in the fourth quarter and beyond, which will allow us to invest in growth, as well as continue to de-lever our balance sheet."

Third Quarter 2021 Financial and Segment Highlights
(in millions, except per share amounts)

	3rd Quarter 2021	3rd Quarter 2020	% Change
Revenue	$532.1	$439.5	21.1%
Net Income	$12.5	$29.4	(57.5%)
Adjusted EBITDA	$102.7	$102.5	0.2%
Diluted EPS	$0.28	$0.70	(60.0%)
Adjusted Diluted EPS	$1.10	$1.47	(25.2%)

•Revenue for the third quarter was $92.6 million higher than the previous year. Not including the First American acquisition, which closed on June 1, 2021, revenue increased $10.1 million, or 2.3% year-over-year.
•The Payments segment delivered revenue growth of 114.6% over the previous year to $160.3 million, $82.5 million of which was from First American.
•Net income of $12.5 million includes $11.9 million in acquisition amortization from the First American acquisition, as well as increased interest expense associated with the transaction.
•Adjusted EBITDA margin was 19.3%, down 400 basis points from the prior year due to planned technology investments, inflationary pressures, product mix, and one-time items.
•Cash flow from operations for the third quarter was $65.4 million and capital expenditures were $34.5 million. Free cash flow, defined as cash provided by operating activities less capital expenditures, was $30.9 million, an increase of $11.6 million from the second quarter of 2021, and a decrease of $10.7 million compared to the third quarter of 2020, largely attributable to capital investments this year.
•Total debt outstanding decreased from $1,833.4 million as of June 30, 2021 to $1,776.2 million as of September 30, 2021. Net debt was $1,655.1 million and liquidity was $433.6 million as of September 30, 2021.

2021 Outlook

The company continues to expect the following for full year 2021:

•Revenue growth of 10 to 12%
•Excluding First American, revenue growth of 0 to 2%
•Adjusted EBITDA margin between 20 and 21%
•Capital expenditures of $95 to $105 million
•Adjusted tax rate of approximately 25%

The guidance outlined above includes First American and assumes a continued economic recovery and is subject to, among other things, the macroeconomic unknowns associated with the COVID-19 pandemic, including the Delta variant, as well as anticipated continued supply chain constraints, labor supply issues, and inflation.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on December 6, 2021 to shareholders of record as of market closing on November 22, 2021.

Earnings Call Information

An open-access conference call will be held today at 8:30 a.m. ET (7:30 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-833-282-0028 (access code 8389754). A presentation also will be available via a webcast on the investor relations website at www.investors.deluxe.com. Alternatively, an audio replay of the call will be available after 11:30 a.m. ET and through midnight on November 11, 2021 by dialing 1-800-585-8367 (access code 8389754).

About Deluxe Corporation

Deluxe, a Trusted Payments and Business Technology™ company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing more than $2.8 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government restrictions or similar directives on our future results of operations, our future financial condition and our ability to continue business activities in affected regions; the impact that further deterioration or prolonged softness in the economy may have on demand for the company’s products and services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to the company’s acquisition of First American Payment Systems, including integration-related risks; risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; risks of unfavorable outcomes and the costs to defend litigation and other disputes; and the impact of governmental laws, regulations or investigations. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2020, as updated in the company's Form 10-Q for the quarter ended June 30, 2021, and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020(1)
Product revenue	$302.3	$298.8	$907.6	$908.2
Service revenue	229.8	140.7	544.0	428.1
Total revenue	532.1	439.5	1,451.6	1,336.3
Cost of products	(111.0)	(108.4)	(330.9)	(332.8)
Cost of services	(133.1)	(66.1)	(298.3)	(206.0)
Total cost of revenue	(244.1)	(174.5)	(629.2)	(538.8)
Gross profit	288.0	265.0	822.4	797.5
Selling, general and administrative expense	(239.3)	(198.9)	(685.6)	(634.6)
Restructuring and integration expense	(12.3)	(18.9)	(38.0)	(57.0)
Asset impairment charges	—	(2.8)	—	(101.7)
Operating income	36.4	44.4	98.8	4.2
Interest expense	(21.5)	(5.1)	(35.5)	(18.3)
Other income	2.3	2.2	6.4	8.5
Income (loss) before income taxes	17.2	41.5	69.7	(5.6)
Income tax provision	(4.7)	(12.1)	(20.7)	(13.7)
Net income (loss)	12.5	29.4	49.0	(19.3)
Non-controlling interest	—	—	(0.1)	(0.1)
Net income (loss) attributable to Deluxe	$12.5	$29.4	$48.9	($19.4)

Weighted average dilutive shares	43.0	42.0	42.7	42.0
Diluted earnings (loss) per share	$0.28	$0.70	$1.13	($0.48)
Adjusted diluted earnings per share	1.10	1.47	3.62	3.70
Capital expenditures	34.5	15.6	81.1	42.7
Depreciation and amortization expense	41.9	28.0	102.9	83.1
EBITDA	80.6	74.6	208.0	95.7
Adjusted EBITDA	102.7	102.5	290.7	269.7

(1) The statement of net loss for the nine months ended September 30, 2020 has been revised from amounts reported in the prior year to correct an error in the amount of goodwill impairment charges in the first quarter of 2020, which were previously understated by $3.8 million, or $3.6 million net of tax. Further information is provided in the Company's Form 10-Q for the quarter ended June 30, 2021.

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	September 30, 2021	December 31, 2020(1)	September 30, 2020(1)
Cash and cash equivalents	$121.1	$123.1	$310.4
Other current assets	446.5	383.5	367.5
Property, plant & equipment	129.7	88.7	80.7
Operating lease assets	58.4	35.9	40.5
Intangibles	515.9	246.8	234.8
Goodwill	1,435.5	703.0	703.0
Other non-current assets	299.1	261.2	239.5
Total assets	$3,006.2	$1,842.2	$1,976.4

Current portion of long-term debt	$57.2	$—	$—
Other current liabilities	483.7	411.8	378.9
Long-term debt	1,719.0	840.0	1,040.0
Non-current operating lease liabilities	49.8	28.3	30.9
Other non-current liabilities	138.6	48.7	42.6
Shareholders' equity	557.9	513.4	484.0
Total liabilities and shareholders' equity	$3,006.2	$1,842.2	$1,976.4

Net debt	$1,655.1	$716.9	$729.6
Shares outstanding	42.6	42.0	41.9
Number of employees	6,389	6,185	6,388

(1) The 2020 balance sheets have been revised from amounts reported in the prior year to correct an error in the amount of goodwill impairment charges in the first quarter of 2020 and the third quarter of 2019. Goodwill impairment charges in the first quarter of 2020 were previously understated by $3.8 million, or $3.6 million net of tax. Goodwill impairment charges for the third quarter of 2019 were previously understated by $30.1 million, or $23.9 million, net of tax. The correction of these errors impacted the amounts reported for goodwill, other non-current assets and liabilities and shareholders' equity. Further information is provided in the Company's Form 10-Q for the quarter ended June 30, 2021.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020(1)
Cash provided (used) by:
Operating activities:
Net income (loss)	$49.0	($19.3)
Depreciation and amortization of intangibles	102.9	83.1
Asset impairment charges	—	101.7
Prepaid product discount payments	(27.0)	(24.9)
Other	24.3	26.2
Total operating activities	149.2	166.8
Investing activities:
Payment for acquisition, net of cash, cash equivalents, restricted cash and restricted cash equivalents acquired	(956.7)	—
Purchases of capital assets	(81.1)	(42.7)
Proceeds from facility sales	2.7	9.7
Other	(1.2)	1.3
Total investing activities	(1,036.3)	(31.7)
Financing activities:
Net change in debt, net of debt issuance costs	931.3	156.5
Proceeds from issuing shares	16.0	3.1
Dividends	(38.7)	(38.1)
Share repurchases	—	(14.0)
Net change in customer funds obligations	14.9	(9.4)
Other	(11.9)	(4.7)
Total financing activities	911.6	93.4
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	(0.8)	(3.3)
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	23.7	225.2
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	229.4	174.8
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$253.1	$400.0
Free cash flow	$68.1	$124.1

(1) The 2020 statement of cash flows has been revised from amounts reported in the prior year to correct an error in the amount of goodwill impairment charges in the first quarter of 2020, which were previously understated by $3.8 million, or $3.6 million net of tax. Further information is provided in the Company's Form 10-Q for the quarter ended June 30, 2021.

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Payments	$160.3	$74.7	$343.0	$223.9
Cloud Solutions	69.5	63.8	199.8	193.6
Promotional Solutions	130.3	124.9	389.8	385.7
Checks	172.0	176.1	519.0	533.1
Total	$532.1	$439.5	$1,451.6	$1,336.3
Adjusted EBITDA:
Payments	$31.6	$16.7	$71.1	$50.4
Cloud Solutions	19.0	16.4	55.0	45.5
Promotional Solutions	17.7	21.5	56.8	46.5
Checks	77.2	85.0	241.0	258.4
Corporate	(42.8)	(37.1)	(133.2)	(131.1)
Total	$102.7	$102.5	$290.7	$269.7
Adjusted EBITDA Margin:
Payments	19.7%	22.4%	20.7%	22.5%
Cloud Solutions	27.3%	25.7%	27.5%	23.5%
Promotional Solutions	13.6%	17.2%	14.6%	12.1%
Checks	44.9%	48.3%	46.4%	48.5%
Total	19.3%	23.3%	20.0%	20.2%

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2020.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Note that the company has not reconciled the adjusted EBITDA or adjusted effective income tax rate outlook for full year 2021 to the directly comparable GAAP financial measures because the company does not provide outlook guidance for net income or pretax income or the reconciling items between these GAAP measures and adjusted EBITDA. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including asset impairment charges; restructuring, integration and other costs; and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook guidance to the corresponding GAAP measures is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

EBITDA AND ADJUSTED EBITDA

Management discloses EBITDA and Adjusted EBITDA because it believes they are useful in evaluating the company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of Adjusted EBITDA, certain items, as presented below, that may not be indicative of current period operating performance. In addition, management utilizes Adjusted EBITDA to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and Adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and Adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements, such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA or Adjusted EBITDA to be substitutes for operating income or net income. Instead, management believes that EBITDA and Adjusted EBITDA are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020(1)
Net income (loss)	$12.5	$29.4	$49.0	($19.3)
Non-controlling interest	—	—	(0.1)	(0.1)
Interest expense	21.5	5.1	35.5	18.3
Income tax provision	4.7	12.1	20.7	13.7
Depreciation and amortization expense	41.9	28.0	102.9	83.1
EBITDA	80.6	74.6	208.0	95.7
Asset impairment charges	—	2.8	—	101.7
Restructuring, integration and other costs	13.9	18.9	41.1	59.1
Share-based compensation expense	7.4	6.2	21.8	15.4
Acquisition transaction costs	0.2	—	18.8	—
Certain legal-related expense (benefit)	0.6	—	1.0	(2.2)
Adjusted EBITDA	$102.7	$102.5	$290.7	$269.7

(1) Information for the nine months ended September 30, 2020 has been revised from amounts reported in the prior year to correct an error in the amount of goodwill impairment charges in the first quarter of 2020, which were previously understated by $3.8 million, or $3.6 million net of tax. Further information is provided in the Company's Form 10-Q for the quarter ended June 30, 2021.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS

By excluding the impact of non-cash items or items that may not be indicative of current period operating performance, management believes that Adjusted Diluted EPS provides useful comparable information to assist in analyzing the company's current and future operating performance. As such, Adjusted Diluted EPS is one of the key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Management does not consider Adjusted Diluted EPS to be a substitute for GAAP performance measures, but believes that it is a useful performance measure that should be considered in addition to GAAP performance measures.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020(1)
Net income (loss)	$12.5	$29.4	$49.0	($19.3)
Non-controlling interest	—	—	(0.1)	(0.1)
Net income (loss) attributable to Deluxe	12.5	29.4	48.9	(19.4)
Asset impairment charges	—	2.8	—	101.7
Acquisition amortization	25.2	13.7	55.7	42.0
Restructuring, integration and other costs	13.9	18.9	41.1	59.1
Share-based compensation expense	7.4	6.2	21.8	15.4
Acquisition transaction costs	0.2	—	18.8	—
Certain legal-related expense (benefit)	0.6	—	1.0	(2.2)
Adjustments, pre-tax	47.3	41.6	138.4	216.0
Income tax provision impact of pretax adjustments(2)	(12.0)	(9.4)	(32.3)	(39.9)
Adjustments, net of tax	35.3	32.2	106.1	176.1
Adjusted net income attributable to Deluxe	47.8	61.6	155.0	156.7
Income allocated to participating securities	(0.1)	—	(0.1)	(0.1)
Re-measurement of share-based awards classified as liabilities	(0.3)	—	(0.3)	(0.8)
Adjusted income attributable to Deluxe available to common shareholders	$47.4	$61.6	$154.6	$155.8

Weighted-average dilutive shares	43.0	42.0	42.7	42.0
Adjustment(3)	—	—	—	0.1
Adjusted weighted-average dilutive shares	43.0	42.0	42.7	42.1

GAAP Diluted EPS	$0.28	$0.70	$1.13	($0.48)
Adjustments, net of tax	0.82	0.77	2.49	4.18
Adjusted Diluted EPS	$1.10	$1.47	$3.62	$3.70

(1) Information for the nine months ended September 30, 2020 has been revised from amounts reported in the prior year to correct an error in the amount of goodwill impairment charges in the first quarter of 2020, which were previously understated by $3.8 million, or $3.6 million net of tax. Further information is provided in the Company's Form 10-Q for the quarter ended June 30, 2021.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

(2) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as asset impairment charges and share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

(3) The adjustment to total weighted-average dilutive shares for the nine months ended September 30, 2020 is due to the net loss reported for the period. The GAAP EPS calculation for this period excluded a higher number of share-based compensation awards because their effect was antidilutive.

REVENUE EXCLUDING FIRST AMERICAN

Because of the magnitude of the First American acquisition, management views the measure of revenue growth, excluding the First American acquisition, as an important indicator when assessing and evaluating the performance of the business and when identifying strategies to improve performance. This measure of revenue growth may be expressed as a dollar amount or as a percentage rate. By excluding the First American revenue, management is able to evaluate internally-generated revenue, measured by comparable sales of products and services year-over-year. This measure will be utilized by management until the acquisition has been under the company's ownership for at least four full fiscal quarters at the beginning of a reporting period.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total revenue	$532.1	$439.5	$1,451.6	$1,336.3
Less: First American revenue	(82.5)	—	(109.8)	—
Revenue excluding First American	$449.6	$439.5	$1,341.8	$1,336.3
Revenue growth excluding First American	$10.1		$5.5
Revenue growth excluding First American %	2.3%		0.4%

	Full Year Outlook	Full Year
	2021	2020
Total revenue	$1,979 - $2,014	$1,791
Less: First American revenue	(188) - (193)	—
Revenue excluding First American	$1,791 - $1,821	$1,791
Revenue growth excluding First American %	0% - 2%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

NET DEBT

Management believes that net debt is an important measure to monitor leverage and to evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt. In addition, net debt suggests that our debt obligations are less than the most comparable GAAP measure indicates.

	September 30, 2021	December 31, 2020	September 30, 2020
Total debt	$1,776.2	$840.0	$1,040.0
Cash and cash equivalents	(121.1)	(123.1)	(310.4)
Net debt	$1,655.1	$716.9	$729.6

FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities less purchases of capital assets. Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the company’s asset base. Free cash flow is limited and not all of the company’s free cash flow is available for discretionary spending, as the company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$65.4	$57.2	$149.2	$166.8
Purchases of capital assets	(34.5)	(15.6)	(81.1)	(42.7)
Free cash flow	$30.9	$41.6	$68.1	$124.1

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

LIQUIDITY

Management defines liquidity as cash and cash equivalents plus the amount available for borrowing under our revolving credit facility. Management considers liquidity to be an important metric for demonstrating the amount of cash that is available or that could be readily available to the company on short notice. This financial measure is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement enhances investors’ understanding of the funds that are currently available to the company.

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$121.1	$123.1
Amounts available for borrowing under revolving credit facility	312.5	302.3
Liquidity	$433.6	$425.4

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